UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Image Sensing Systems, Inc.

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Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (651) 603-7700

April 19, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Image Sensing Systems, Inc. to be held at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota on Thursday, May 31, 2007 at 3:30 p.m. Central Time.

At the meeting you will be asked to vote for the election of our board of directors and ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2007. I encourage you to vote for each of the director nominees and for ratification of the appointment of Grant Thornton LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Very truly yours,

Image Sensing Systems, Inc.

/s/   James Murdakes

James Murdakes

Chief Executive Officer and Chairman

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, Minnesota 55104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2007

TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. Central Time on Thursday, May 31, 2007, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota 55102, for the following purposes:

1.	To elect six directors to serve on our Board of Directors.
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2007 fiscal year.
3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 6, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

We encourage you to take part in the affairs of our company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/   Gregory R.L. Smith

Gregory R. L. Smith

Chief Financial Officer, Treasurer and Secretary

Dated:   April 19, 2007

We urge you to mark, sign and date the enclosed proxy and promptly mail it in the enclosed envelope which requires no postage if mailed in the United States.

PROXY STATEMENT

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PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2007

The Board of Directors of Image Sensing Systems, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on May 31, 2007, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 19, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set April 6, 2007, as the record date for the annual meeting. If you were a shareholder of record at the close of business on April 6, 2007, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 3,777,604 shares of common stock, par value $.01, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 3,777,604 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposal (provided that a quorum is present at the meeting).

How are votes counted?

You may either vote “FOR” or “WITHHOLD AUTHORITY” to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director; and
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2007 fiscal year.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2007 fiscal year; and
•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to March 3, 2007.

Can I change my vote after submitting my proxy or voting instructions?

Yes. You may revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways:

•	by giving written notice of revocation to Gregory R.L. Smith, our Chief Financial Officer;
•	by submitting a later-dated proxy; or
•	by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to:

The Office of the Corporate Secretary

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, MN 55104

Our Corporate Secretary will deliver such letters to a director that can address the matter, or to a specified director if so addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 6, 2007 by (1) each person or entity known by us to own beneficially more than five percent of our common stock; (2) each director and nominee for election as a director of Image Sensing Systems; (3) each of our executive officers named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible currently or within 60 days after April 6, 2007 are deemed outstanding for computing the beneficial ownership percentage of the person or member of a group holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Image Sensing Systems.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)
Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022	847,756	(2)	22.4%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	211,697	(3)	5.6%

Nicusa Capital Partners L.P. 17 State Street, Suite 1650 New York, NY 10004	202,875	(4)	5.4%

Walrus Partners, L.L.C. 8014 Olson Memorial, No. 232 Golden Valley, MN 55427	195,515	(5)	5.2%

Brown Brothers Harriman & Co. 149 Broadway New York, NY 10005	192,262	(6)	5.1%

Kenneth R. Aubrey	—		—
Arthur J. Bourgeois	—		—
Michael G. Eleftheriou	26,000	(7)	0.7%
Richard C. Magnuson	—		—
Panos G. Michalopoulos	357,196	(7)(8)(9)	9.3%
James Murdakes	55,525	(7)	1.5%
Sven A. Wehrwein	—		—
All directors and executive officers as a group (7 persons)	438,721	(7)	11.3%

____________________

(1)	Based on 3,777,604 shares outstanding as of April 6, 2007 except as adjusted for officers’ or directors’ beneficial ownership.

(2)

We have relied upon the information supplied by Austin W. Marxe (Marxe) and David M. Greenhouse (Greenhouse) in a Schedule 13F filed with the Securities and Exchange Commission as of February 15, 2007. The reported shares are held in discretionary accounts over which Marxe and Greenhouse share sole voting and investment power.

(3)

We have relied upon the information supplied by Heartland Advisors, Inc. (Heartland) and William J. Nasgovitz in a Schedule 13G (Amendment No. 2) furnished to us reporting information as of December 31, 2006. Heartland, and Mr. Nasgovitz by virtue of his ownership of Heartland, have shared voting and investment power over the indicated shares. Heartland and Mr. Nasgovitz each specifically disclaims beneficial ownership of any shares reported on the Schedule 13G.

(4)	We have relied upon the information supplied by Nicusa Capital Partners L.P. in a Schedule 13G furnished to us reporting information as of January 29, 2007.
(5)

We have relied upon the information supplied by Walrus Partners, L.L.C. (Walrus) in a Schedule 13G (Amendment No. 3) furnished to us reporting information as of December 31, 2006. Walrus is an investment adviser registered with the State of Minnesota and as such may be deemed to have sole voting and investment power over these indicated shares, all of which are held by its investment advisory clients. Walrus disclaims beneficial ownership of any securities held by its investment advisory clients.

(6)

We have relied upon the information supplied by Brown Brothers Harriman & Co. in a Schedule 13F filed with the Securities and Exchange Commission as of February 14, 2007. The reported shares are held in discretionary accounts over which Brown Brothers Harriman & Co. has shared voting and investment power.

(7)

Includes shares issuable pursuant to options exercisable currently or within 60 days after April 6, 2007: for Mr. Eleftheriou, 26,000 shares; for Dr. Michalopoulos, 42,000 shares; for Mr. Murdakes, 46,000 shares; and for all directors and executive officers as a group, 114,000 shares.

(8)

Includes 20,898 shares of common stock held by Ms. Betty Papapanou (the former spouse of Dr. Michalopoulos). In accordance with an agreement between Ms. Papapanou and Dr. Michalopoulos, Ms. Papapanou will vote all such shares consistent with the recommendations of the majority of our Board of Directors, unless Dr. Michalopoulos agrees in writing that she need not so vote with respect to a specific proposal.

(9)	Includes 294,298 shares held by Transatlantic Emporium & Technology Exchange LLC, a corporation controlled by Dr. Michalopoulos.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2006.

PROPOSAL 1 – ELECTION OF DIRECTORS

The business and affairs of Image Sensing Systems are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. All of the nominees except Kenneth R. Aubrey presently are members of the Board of Directors.

The Board of Directors recommends that you vote FOR election of the six nominated directors. Proxies will be voted FOR the election of the six nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves.

Kenneth R. Aubrey, age 58, was appointed President in January 2007. From 1995 to 2006, Mr. Aubrey held various positions with Siemens AG, most recently as a business unit president of Siemens’ ITS (Intelligent Transportation Systems) Division, Industrial Solutions & Services Group. He concurrently managed Strategic Projects for the ITS Division. Prior to this, Mr. Aubrey served as a vice president of Strategic Projects for Siemens’ Information and Communication Networks Group in which he focused on merger and acquisition projects.

Michael G. Eleftheriou, age 62, has been a director since 2002. Since June 2005, Mr. Eleftheriou has been President and Chief Executive Officer of Catalyst International, Inc., a privately-held company focused on software products and services in Supply Chain Execution and Management. From November 2004 to June 2005, Mr. Eleftheriou served as Executive Vice President at NJK Holding, a Minneapolis-based privately-held investment company. From July 2001 until July 2004, Mr. Eleftheriou served as President and Chief Executive Officer of Creative Publishing International, a Minneapolis-based publisher, and served as interim President of Imaging Acceptance Corporation, the successor company, thru October 2004. From November 2000 to July 2001, Mr. Eleftheriou provided executive consulting services to providers of web-based media. Prior to this, Mr. Eleftheriou held senior management positions with Control Data Systems, Inc., British Telecommunications plc and Control Data Corporation. Mr. Eleftheriou is chair of the Compensation and Stock Option Committee and is a member of the Audit and the Nominating and Corporate Governance Committees.

Richard C. Magnuson, age 65, has been a director since 1990. From July 1997 to February 2007, Mr. Magnuson served as Chairman and Chief Financial Officer of BioMedix, Inc., a medical device company. From 1995 to 1997, he operated his own management consulting firm, Operating Management, Inc. Mr. Magnuson served as President and Chief Executive Officer of Image Sensing Systems from 1991 to 1995 and as Vice President and Secretary during 1995. From 1988 to 1990, Mr. Magnuson worked with Image Sensing Systems as a private consultant. Mr. Magnuson is also a director of privately-held Caldrea, Inc. and BioMedix, Inc. Mr. Magnuson is chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Panos G. Michalopoulos, age 58, is the founder of the company and has been a director since 1984. Dr. Michalopoulos was Chairman of the Board from our inception in 1984 through 1999 and served as Chief Scientific Advisor from 1995 through 2000. Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota since 1997. He has more than 35 years of research, teaching and consulting experience in traffic engineering operations surveillance and control. He has taught at several universities, consulted with many firms in the United States and abroad in the area of traffic management and control, and worked as a traffic engineer. Dr. Michalopoulos is chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Stock Option Committee.

James Murdakes, age 74, has been a director since 1994. Mr. Murdakes was elected Chairman of the Board in February 2002 and has been Chief Executive Officer since April 2002. He was also President from April 2002 until January 2007. He served as President and Chief Executive Officer of LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, from 1993 through 1996, and was Chairman of the Board of Directors and a management consultant to LSC in 1997. He was retired from full-time employment from 1998 to 2002.

Sven A. Wehrwein, age 56, was named a director in October 2006. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. Earlier in his 30-year financial career, he worked as an investment banker, chief financial officer and Certified Public Accountant. Mr. Wehrwein is also a director of Synovis Life Technologies, Inc., Uroplasty, Inc., and Vital Images, Inc., all of which are publicly-held companies. Mr. Wehrwein is a member of the Nominating and Corporate Governance, Compensation and Stock Option, and Audit Committees.

In addition to Messrs. Murdakes and Aubrey, the other executive officers of Image Sensing Systems and their biographical information are as follows:

Gregory R.L. Smith, age 40, was appointed Chief Financial Officer and Treasurer in January 2007. From 2002 through 2006, Mr. Smith was Chief Financial Officer of MQSoftware, Inc., a privately-held software developer. Prior to that, Mr. Smith served as a vice president for Digital River, Inc., a publicly-held e-commerce outsourcing provider and was a CPA with Ernst & Young LLP.

Arthur J. Bourgeois, age 66, served as Chief Financial Officer and Treasurer from May 2002 until January 2007 and from 1995 through October 1999. Mr. Bourgeois was retired from employment from October 1999 to May 2002. From 1965 through 1994, he practiced as a CPA and ended his professional public accounting career as an assurance partner with Ernst & Young LLP.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. In 2004, we adopted a Code of Ethics and Business Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics and Business Conduct can be found on our website at www.imagesensing.com by clicking on Investor Relations and then on Corporate Code of Ethics and Business Conduct.

Board Independence

Our Board of Directors has determined that each of our current directors is independent under the Nasdaq Marketplace Rules, except for James Murdakes, who serves as our Chairman and Chief Executive Officer. Each of our committees is composed only of independent directors. In making the independence determinations, we reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation and Stock Option, and Nominating and Corporate Governance. Each of our Audit, Nominating and Corporate Governance and Compensation and Stock Option committees has adopted and operates under a written charter. Copies of the charters of the Audit, Nominating and Corporate Governance, and Compensation and Stock Option committees may be found on our website at www.imagesensing.com by clicking on Investor Relations. The current membership of the standing committees is indicated below. The Board of Directors held ten meetings during fiscal 2006. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2006.

Audit Committee

The Audit Committee is responsible for the selection and compensation of the independent registered public accounting firm, and it reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee contained elsewhere in this Proxy Statement. The Audit Committee members meet the existing independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. Our Board of Directors has identified Richard C. Magnuson, Michael G. Eleftheriou and Sven A. Wehrwein to be audit committee financial experts under the rules of the Securities and Exchange Commission. During fiscal 2006, the Audit Committee held eight meetings.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key personnel. During fiscal 2006, the Compensation and Stock Option Committee held two meetings. The Compensation and Stock Option Committee’s responsibilities and activities are further described in the section entitled “Executive Compensation – Compensation Discussion and Analysis” contained elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends new director nominees to the Board and recommends policy guidelines on corporate governance issues. During fiscal 2006, the Nominating and Corporate Governance Committee held nine meetings.

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Image Sensing Systems, the Nominating and Corporate Governance Committee considers criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Nominating and Corporate Governance Committee, by shareholders, or through some other source.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating and Corporate Governance Committee c/o Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted by any shareholder in connection with the 2007 annual meeting.

Executive Sessions of the Board

At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements of the Nasdaq listing standards being present. During 2006, our independent directors met two times in executive session.

Compensation of Directors

On September 13, 2006, the Board of Directors voted to change compensation for non-employee directors. Previously, these directors were compensated as follows: each of our non-employee directors received a $4,000 fee paid immediately after the annual shareholders’ meeting and a $700 fee paid each month during which the director serves on the Board. Directors who were appointed to the Board at any time after the annual meeting received a pro rata amount.

Following the change (retroactive to September 1, 2006) compensation is now as follows: each of our non-employee Directors receives a $12,000 annual retainer paid $1,000 each month and a $1,000 or $500 fee paid immediately for each Board meeting or committee meeting, respectively, attended in person or $250 each if attended remotely. The annual retainer for a non-employee Chairman of the Board is $4,000. Also, the Committee Chairs receive an additional annual fee paid evenly over 12 months as follows: Audit Committee - $3,000; Compensation and Stock Option Committee - $2,000; and Nominating and Corporate Governance Committee - $2,000. In connection with their initial appointment or election to the Board, non-employee Directors are granted a non-incentive stock option to purchase shares of our common stock, a number which is negotiated with each Director, at an exercise price equal to the closing price on the most recent business day before the grant date. The option shares become exercisable in three equal installments on each of the first, second and third anniversary of the date of grant. These grants are made under the 2005 Stock Incentive Plan.

In the following table, we have included information regarding the compensation earned by the members of the Board of Directors in 2006, other than Mr. Murdakes, who receives no compensation for being a Director:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard P. Braun(4)	$11,233	$—	—	$11,233
Michael Eleftheriou	$20,934	$—	—	$20,934
Richard C. Magnuson	$20,683	$—	—	$20,683
Panos G. Michalopoulos	$20,934	$—	—	$20,934
Sven A. Wehrwein	$8,000	$74,340	—	$82,340

____________________

(1)    Consists of fees earned for and paid in 2006, and fees earned for 2006 and paid in 2007.

(2)    Awards are non-qualified stock options, valued in accordance with SFAS No. 123R in the manner and using the assumptions described in footnote 9 to our consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006. At December 31, 2006, the aggregate number of option awards outstanding and held by each non-employee Director was as follows: Mr. Braun—0; Mr. Eleftheriou—26,000; Mr. Magnuson—0; Dr. Michalopoulos—42,000; and Mr. Wehrwein—18,000.

(3)    The aggregate value of perquisites and other personal benefits or property paid to each Director is less than $10,000. We pay no other compensation to the Directors.

(4)    Mr. Braun retired as a Director in July 2006.

Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, all of our directors attended the annual shareholders meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers who served as such during the last completed fiscal year. For 2006, our named executive officers were James Murdakes, who was our President and Chief Executive Officer throughout 2006, and Arthur J. Bourgeois, who was our Chief Financial Officer throughout 2006. This discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we may also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

In this compensation discussion, the “Committee” refers to the Compensation and Stock Option Committee of our Board of Directors. Michael G. Eleftheriou, Panos G. Michalopoulos, and Sven A. Wehrwein are the members of the Committee. Richard P. Braun was a member of the Committee until July 2006. Mr. Wehrwein was named to the Committee in October 2006. Mr. Eleftheriou is the Committee Chair. We have determined that each member of the Committee is independent, as defined by the Nasdaq Marketplace Rules.

The Committee’s duties and responsibilities are stated in a written charter that was adopted by the Board of Directors. A copy of the charter is available at www.imagesensing.com. The Committee’s primary duties and responsibilities are to:

•

annually review and approve corporate goals and objectives relevant to the Chief Executive Officer and Chief Financial Officer’s compensation, evaluate the Chief Executive Officer and Chief Financial Officer’s performances in light of those goals and objectives, and set the Chief Executive Officer and Chief Financial Officer’s compensation levels based on this evaluation and other factors deemed relevant and appropriate by the Committee;

•

annually review and determine, for our executive officers: (a) the annual base salary level, (b) the annual incentive opportunity level, (c)  employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when and if appropriate, and (d) special or supplemental benefits, if any;

•

review and discuss with management our Compensation Discussion and Analysis each year and make a recommendation to the Board of Directors regarding inclusion of the Compensation Discussion and Analysis in our annual report on Form 10-K and proxy statement;

•	review and make recommendations to the Board of Directors with respect to compensation programs and policies, including incentive-compensation plans and equity-based plans; and
•	review the Committee’s charter and make recommendations to the Board of Directors regarding proposed modifications as circumstances dictate, as determined by the Committee.

The Committee has the authority to retain compensation consultants and other advisors to assist the Committee in its evaluation of executive compensation. To date, the Committee has not retained any consultants.

Our executive officers, primarily the Chief Executive Officer, provide input to the compensation setting process for our executive and other officers. The Chief Executive Officer discusses with the Committee the performance of our other officers and makes recommendations regarding base salaries, bonus plans and option grants. In addition, the Committee establishes the officers’ compensation plan, based on the major goals and objectives established by the Board of Directors. Part of the bonus for each officer is based upon achievement of these goals and objectives.

During 2006, the Committee met three times. At its first meeting in 2006, the Committee reviewed results of the Company‘s performance in 2005 with respect to the parameters related to officer bonus plans, approved payment of the bonuses earned by our executive and other officers related to 2005 performance, and considered 2006 bonus plans for our executive and other officers. In subsequent meetings, the Committee continued its consideration of various compensation matters and reviewed director compensation changes and, at its last meeting in 2006, the Committee discussed and evaluated the performance of our executive officers, reviewed and established 2007 salaries for our executive and other officers, and approved the employment agreements for Messrs. Aubrey and Smith.

The Committee met three times in 2007 through April 6, 2007, reviewed our corporate performance in 2006 with respect to the parameters related to officer bonus plans, and approved the payment of the bonuses earned by our executive and other officers related to 2006 performance. The Committee also considered 2007 bonus plans for our executive and other officers.

Objectives of the Compensation Program. The primary objective of our executive compensation program is to attract, motivate and retain key executives and align their compensation with our overall performance. The Committee believes that incentive, performance-based compensation can be a key factor in motivating executive performance to maximize shareholder value and align executive performance with our corporate objectives and shareholder interests. To this end, the Committee has established an executive compensation philosophy that includes the following considerations:

•	an emphasis on performance-based compensation that differentiates compensation results based upon varying elements of company and individual performance;

•	a recognition of both quantitative and qualitative performance objectives based upon an executive officer’s responsibilities; and

•	a mix of short-term cash and long-term equity-based compensation.

The Committee believes it is important, when making its compensation-related decisions, to be informed as to current practices of similarly-situated companies. Although the Committee considers this comparative information, the Committee does not rely on any specific comparator group in making compensation decisions. The Committee does not engage in benchmarking compensation against these comparator groups, and it has not established targeted percentile rankings with respect to total compensation or the specific elements of compensation for our executive officers.

Design of the Compensation Program. The Committee has designed the compensation program to achieve the objectives described above, to ensure market competitiveness and to assure satisfaction of our objective of providing total executive pay that achieves an appropriate balance of variable pay-for-performance and at-risk compensation. The compensation program will reward an executive officer based upon corporate performance as well as the performance of that executive officer.

The compensation program includes consideration for the following elements: base salary, annual cash incentives, stock option grants and other benefits and perquisites. We characterize the annual cash incentives and the stock options that are granted to our named executive officers as performance-based compensation, as discussed below. Our executive compensation policy provides that a significant portion of the total compensation payable to our named executive officers will be in the form of performance-based compensation. The elements of our compensation program are described below:

Base Salaries. Base salary is an important element of executive compensation because it provides executives with a fixed level of regular periodic income. In determining base salaries for our executive officers, the Committee considers individual and corporate performance, level of responsibility and market and competitive data. The Committee establishes base salaries at a level to permit a significant portion of the total compensation that such executive officer can earn to be performance-based cash incentives and equity awards.

Annual Cash Incentives. As part of our executive compensation program, our executive officers may receive annual cash incentive awards pursuant to our annual cash bonus program. Targeted bonus amounts are designed to provide competitive incentive pay and reflect our pay-for-performance philosophy. These targets are reviewed periodically.

Performance objectives intended to focus attention on achieving key goals are established at the beginning of each fiscal year. The primary quantitative objective is achievement of revenue and net income targets set forth in our annual operating plan. Additionally, the executive officers’ performance is judged on success in achieving certain strategic and operational initiatives.

Stock Option Grants. Our executive officers also may receive equity-based incentive compensation under our 2005 Stock Incentive Plan. Grants under the Plan are designed to align a significant portion of the executive compensation package with the long-term interests of our shareholders. All stock options granted by the Committee in 2007 to newly-hired executive officers vest annually over a four-year period beginning one year after the date of grant, with 25% vesting on each anniversary of the grant date. This vesting schedule is intended to require long-term focus on performance for the executive to realize any value from the exercise of stock options. In addition, stock options are granted with an exercise price equal to the market price of the stock on the date of grant, and they provide no cash benefit if the price of the stock does not exceed the grant price during the option’s term. Therefore, for any value to be derived from an option grant, our performance needs to be at a level that results in increased stock price performance and shareholder value over a multi-year period.

Individual equity awards historically have been recommended by the Committee based on an officer’s current performance, potential for future contribution and responsibility and market competitiveness.

Retirement Plans. We generally expect executives to plan for and fund their own retirement. We maintain a 401(k) Plan that permits eligible employees, including our executive officers, to defer a limited portion of salary and bonus into any of several investment alternatives. In addition, beginning in 2007, we make matching contributions equal to 50% of the first 6% of compensation deferred by employees subject to a maximum match of $5,000 and maximums established under the Internal Revenue Code of 1986. Prior to 2007, we made discretionary contributions to the Plan as profit sharing. Payments made to executive officers for profit sharing are included in the Summary Compensation Table contained elsewhere in this Proxy Statement. We do not maintain defined benefit retirement or senior executive retirement plans, or provide post-retirement medical benefits, for our executive officers.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites. The executive officers participate in Company-sponsored group benefit plans such as health, life and disability insurance plans available to all employees. In addition, executive officers may upon joining the company receive assistance in relocating. For more detailed information regarding benefits and perquisites provided to our executive officers, see the Summary Compensation Table contained elsewhere in this Proxy Statement.

Our Compensation Decisions. This section describes the compensation decisions that we made with respect to our named executive officers for 2006 and during the first quarter of 2007.

Base Salaries. We review and, if appropriate, adjust base salaries annually. For 2007, we increased the base annual salary for James Murdakes from $145,000 to $155,000.

In setting base salaries, we consider:

•	the compensation philosophy and principles described above;
•	the experience and knowledge of the named executive officer and the quality and effectiveness of his leadership capabilities;
•	certain components of executive compensation, including primarily base salary, annual cash incentives, and long-term stock-based incentives; and
•	the mix of pay-for-performance to total compensation

Bonuses. The Committee also approved bonuses for 2006 performance, which were paid in the first quarter of 2007. The Committee awarded Mr. Murdakes a $40,000 bonus based on achieving certain revenue and net income thresholds as well as accomplishing certain strategic objectives. As part of Mr. Bourgeois’ employment agreement, he declined any inclusion in executive bonus programs.

Mr. Murdakes will not be eligible for a bonus in 2007 as a result of his intention to retire mid-year.

Mr. Aubrey’s target bonus for 2007 is equal to $60,000. Two-thirds of his bonus will be based on certain financial results of the Company including revenue and net income levels. The other one-third will be based on accomplishments in certain strategic and operational objectives.

Mr. Smith’s target bonus for 2007 is equal to $30,000. Two-thirds of his bonus will be based on certain financial results of the Company, including revenue and net income levels. The other one-third will be based on accomplishments in certain strategic and operational objectives.

Messrs. Aubrey and Smith are eligible to receive bonuses as high as $90,000 and $45,000, respectively, if the Company has superior performance as defined in their plans. Additionally, the Committee may consider other factors in awarding bonuses and may, in its discretion, award as a discretionary bonus a portion of any bonus amount that is not earned based upon achievement of the financial metrics described above.

Option Grants. We made no option grants to executive officers in 2006. Messrs. Aubrey and Smith received grants in 2007 upon the commencement of their employment as described elsewhere in this Proxy Statement.

Other Considerations. Although the Committee considers tax and accounting issues in connection with its compensation decisions, those have not become material factors in the Committee’s compensation decisions to date.

Compensation and Stock Option Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation and Stock Option Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

By the Compensation and Stock Option Committee –

Michael G. Eleftheriou, Chair

Panos G. Michalopoulos

Sven A. Wehrwein

Summary Compensation Table – 2006

The following table sets forth information about compensation awarded to, earned by or paid to our principal executive officer and principal financial officer during the year ended December 31, 2006. We had no other executive officers for the year ended December 31, 2006.

Name and Principal Position	Year	Salary (1)	Bonus	All Other Compensation (2)(3)(4)		Total
James Murdakes Chairman of the Board, Chief Executive Officer and President	2006	$145,000	$40,000	$16,929		$201,929
Arthur J. Bourgeois Chief Financial Officer	2006	$132,000	$—	$20,994	(5)	$152,994

____________________

(1)	Consists of salary earned for and paid in 2006, and salary earned for 2006 and paid in 2007.
(2)	Includes profit sharing of $5,372 and $5,072 paid into the 401(k) Plan accounts of Messrs. Murdakes and Bourgeois, respectively.
(3)

Includes 2005 federal employment tax payments of $7,957 and $7,422 made on the behalf of Messrs. Murdakes and Bourgeois, respectively, due as a result of their reclassification from consultants to employees.

(4)	Mr. Murdakes has the use of a Company car. The fair value of such use was determined by the Company to be $3,600 for 2006.
(5)	Includes prepaid compensation of $8,500.

Grants of Plan-Based Awards

No stock options or stock appreciation rights were granted in fiscal 2006 to our named executive officers.

Outstanding Equity Awards At Fiscal Year-End – 2006

In February 1995, we adopted the 1995 Long-Term Incentive and Stock Option Plan (the 1995 Plan), and in April 2005, we adopted the 2005 Stock Incentive Plan (the 2005 Plan), which provide for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and performance awards to our officers, directors, employees, consultants and independent contractors. The 1995 Plan terminated in February 2005, although its termination did not affect the options then outstanding under the 1995 Plan. Only incentive stock options and non-qualified stock options have been granted to date under the 1995 Plan and the 2005 Plan (the Plans). Options granted under the Plans generally vest over three to five years based on service and have a contractual term of six to ten years. As of March 31, 2007, there were options to purchase 274,233 shares outstanding under the Plans with a weighted average exercise price per share of $6.43.

In the following table, we have provided information regarding outstanding stock option awards held at December 31, 2006 by the named executive officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Exercisable

James Murdakes	36,000 10,000	— —	$ 2.40 $ 2.35	12/1/2008 2/12/2012

Arthur J. Bourgeois	—	—	$ —	—

Option Exercises and Stock Vested – 2006

The following table sets forth information regarding the exercise of stock options during 2006 held by the named executive officers:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

James Murdakes	10,000	$103,563
Arthur J. Bourgeois	14,000	165,963

____________________

(1)	Consists of the difference between the market price of the shares subject to the options at exercise and the exercise price of the options.

Potential Payments on Termination or Change of Control

Stock Option Plans. Under the terms of our stock option Plans, if a participant’s employment with us terminates by reason of the participant’s death or disability, then to the extent a stock option held by such participant is vested as of the date of death or disability, such stock option may thereafter be exercised by the participant, the legal representative of the participant’s estate, the legatee of the participant under the will of the participant, or the distributee of the participant’s estate, whichever is applicable, for a period of one year from the date of death or disability or until the expiration of the stated term of such stock option, whichever period is shorter. Any options that are not vested as of the date of death or disability will immediately lapse and be of no further force or effect.

If a participant’s employment with us terminates for any reason other than death or disability, then to the extent any stock option held by such participant is vested as of the date of such termination, such stock option may thereafter be exercised for a period of 90 days from the date of such termination, or until the expiration of the stated term of such stock option, whichever period is shorter. Any options that are not vested as of the date of termination will immediately lapse and be of no further force or effect. Upon the termination of the participant’s employment by us for cause, any and all unexercised stock options granted to such participant will immediately lapse and be of no further force or effect.

In the event of a “change in control” of the Company, all stock options held by executive officers then outstanding and not fully vested will become fully vested and exercisable in accordance with their terms. For purposes of the stock option plans under which there are outstanding and not fully vested stock options, a “change in control” means the happening of one of the following:

•	a public announcement that any entity has acquired or has the right to acquire beneficial ownership of fifty-one percent or more of the then outstanding shares of common stock of the Company;
•	the commencement of or public announcement of an intention to make a tender or exchange offer for fifty-one percent or more of the then outstanding shares of the common stock of the Company;
•	a sale of all or substantially all of the assets of the Company; or
•	the Board of Directors, in its sole discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company.

Employment Agreements. We have various potential payments surrounding termination in our executive officers’ employment agreements.

James Murdakes. On March 9, 2007, Image Sensing Systems entered into an Employment Agreement with James Murdakes (the 2007 Murdakes Agreement), which supersedes any and all former employment agreements.

The 2007 Murdakes Agreement provides that Mr. Murdakes has transitioned his role as President; that he will continue his role as Chief Executive Officer through May 31, 2007, when that role will transition to his successor; and that through June 2007, he will continue his employment with us in the capacity of executive consultant to the newly-appointed Chief Executive Officer. Mr. Murdakes will retire from his employment with us effective July 1, 2007. He will, however, continue his role as Chairman of the Board of Directors. The 2007 Murdakes Agreement also provides that retroactive to January 1, 2007, Mr. Murdakes’s base salary will be $155,000 per year and he will be paid his pro rata base salary and receive insurance and other benefits in accordance with our standard and executive benefits through June 30, 2007.

The 2007 Murdakes Agreement provides that when Mr. Murdakes retires on July 1, 2007, his salary, participation in the employee benefits plans, and receipt of employment perquisites will cease. However, if he signs a release in the form attached to the 2007 Murdakes Agreement, he will receive as severance a pro rata portion of his base salary through December 31, 2007. Under the 2007 Murdakes Agreement, during the period from and including July 1 through December 31, 2007, Mr. Murdakes is to provide consultation to the new Chief Executive Officer at no additional compensation and serve as Chairman of our Board of Directors with compensation consistent with our pay schedule for outside directors.

We may terminate the 2007 Murdakes Agreement for “cause,” which is defined to include Mr. Murdakes’ conviction of, or pleading guilty or no contest to, any felony, breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his fraud or embezzlement, or any other act of dishonesty against us, without paying severance.

Under the 2007 Murdakes Agreement, Mr. Murdakes expressly agrees that the Confidentiality, Noncompetition and Invention Assignment Agreement which he signed on or about March 9, 2007 remains in effect and survives his retirement.

Kenneth R. Aubrey. On December 12, 2006, we entered into an employment agreement (the Aubrey Agreement) with Kenneth R. Aubrey, providing that Mr. Aubrey will serve “at will” as our President from on or about January 15, 2007 through May 31, 2007, at which point Mr. Aubrey will also assume the duties of Chief Executive Officer.

Pursuant to the Aubrey Agreement, Mr. Aubrey will be paid an annualized salary of $175,000 for the period of employment through May 31, 2007 and then at an annualized salary of $200,000 thereafter, subject to adjustment by our Compensation and Stock Option Committee in its sole and absolute discretion, and receive insurance and other benefits in accordance with our standard employee programs. It also provided that upon commencing employment, he received options to purchase 50,000 shares at an exercise price equal to the closing price on the most recent business day before the grant date which vest on each of the first, second, third and fourth anniversary dates of the date granted at a rate of 25% each year so long as he is then an employee. In addition, Mr. Aubrey will receive three weeks’ vacation per year on an accrual basis and a relocation allowance of $15,000 and will be eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Board of Directors.

If Mr. Aubrey’s employment is terminated by us without cause (as defined in the Aubrey Agreement), the Aubrey Agreement provides that Mr. Aubrey will be entitled to receive 12 months’ severance pay. However, if the termination takes place prior to January 15, 2008, Mr. Aubrey will be entitled to receive up to 24 months’ severance pay on a sliding scale as shown in the Aubrey Agreement.

We may terminate the Aubrey Agreement for “cause,” which is defined to include Mr. Aubrey’s conviction of, or pleading guilty or no contest to, any felony, breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his fraud or embezzlement, or any other act of dishonesty against us, without paying severance.

Gregory R.L. Smith. On December 8, 2006, we entered into an employment agreement (the Smith Agreement) with Gregory R.L. Smith, providing that Mr. Smith will serve “at will” as our Chief Financial Officer beginning on or about January 15, 2007.

Pursuant to the Smith Agreement, Mr. Smith will be paid an annualized salary of $140,000, subject to adjustment by our Compensation Committee in its sole and absolute discretion, and he will receive insurance and other benefits in accordance with our standard employee programs. It also provided that upon commencing employment, he received options to purchase 25,000 shares at an exercise price equal to the closing price on the most recent business day before the grant date which vest on each of the first, second, third and fourth anniversary dates of the date of grant at a rate of 25% each year so long as he is then an employee. In addition, Mr. Smith will receive three weeks’ vacation per year on an accrual basis and will be eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Board of Directors.

If Mr. Smith’s employment is terminated by us without cause (as defined in the Smith Agreement), the Smith Agreement provides that Mr. Smith will be entitled to receive six months’ severance pay.

We may terminate the Smith Agreement for “cause,” which is defined to include Mr. Smith’s conviction of, or pleading guilty or no contest to, any felony, breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his fraud or embezzlement, or any other act of dishonesty against us, without paying severance.

Arthur J. Bourgeois. On March 23, 2006, we entered into an employment agreement (the Bourgeois Agreement) with Arthur J. Bourgeois. The Bourgeois Agreement provided that Mr. Bourgeois will serve as our Chief Financial Officer from January 1, 2006 through December 28, 2006 in exchange for an annual salary of $132,000. Additionally, Mr. Bourgeois agreed to forfeit accrued vacation, bonuses and health and medical benefits.

The Bourgeois Agreement superseded Mr. Bourgeois’s Consulting Agreement with the Company dated May 7, 2002 as well as the Addendum to such Consulting Agreement dated September 11, 2003.

In 2007, Mr. Bourgeois agreed to a consulting agreement lasting through March 31, 2007. This agreement includes payment of a monthly retainer of $1,000 and an hourly rate of $150 for support services performed.

Potential Payments upon Termination of Employment or Change in Control. The tables below reflect the amount of compensation to each of the Named Executive Officers of the company in the event of termination of such executive’s employment. The amounts of compensation payable to each Named Executive Officer upon retirement, termination without cause or resignation for good reason, termination for cause or resignation without good reason, voluntary or involuntary termination following a change in control, and death are shown below. The amounts shown assume that such termination was effective as of December 31, 2006, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time of such executive’s separation from the company. In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Name	Cash Severance Payment	Accrued Vacation Pay (1)	Total
James Murdakes

Retirement	$—	$3,908	$9,908

Termination without Cause or Resignation for Good Reason	72,500	3,908	76,408

Termination for Cause or Resignation without Good Reason	—	3,908	3,908

Voluntary or Involuntary Termination following Change in Control	145,000	3,908	148,908

Death	—	3,908	3,908

Arthur J. Bourgeois

Retirement	$—	$—	$—

Termination without Cause or Resignation for Good Reason	33,000	—	33,000

Termination for Cause or Resignation without Good Reason	—	—	—

Voluntary or Involuntary Termination following Change in Control	66,000	—	66,000

Death	—	—		___

____________________

(1)	In consideration of the annual salary, Mr. Bourgeois agreed to forfeit accrued vacation, Company bonuses and health and medical benefits usually provided by the Company.

Other Post-Employment Payments. We do not provide pension arrangements or post-retirement health coverage for executive officers or other employees. We do not provide any nonqualified defined contribution or other deferred compensation plans.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of the following non-employee directors: Richard C. Magnuson (Chair), Michael G. Eleftheriou and Sven A. Wehrwein. The members of the Audit Committee are independent for purposes of the Nasdaq listing standards and the rules of the Securities and Exchange Commission. Our Board of Directors has identified Messrs. Magnuson, Eleftheriou and Wehrwein as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees Image Sensing System’s financial reporting process on behalf of the Board of Directors and selects our independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on our financial statements. The Audit Committee discusses with our independent registered public accounting firm the overall scope and plans for its audits and meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed the financial statements with management and our independent registered public accounting firm, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from our independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Image Sensing Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

By the Audit Committee –

Richard C. Magnuson, Chair

Michael G. Eleftheriou

Sven A. Wehrwein

PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit fees, including aggregate fees for the audit of our annual financial statements, reviews of our quarterly financial statements and review of filings with the Securities and Exchange Commission were $78,239 and $58,624, for fiscal 2006 and 2005, respectively.

Audit-Related Fees

Audit-related fees were $1,225 and $0 for fiscal 2006 and 2005, respectively.

Tax Fees

Tax fees for tax consulting and tax return preparation were $16,705 and $11,377 for fiscal 2006 and 2005, respectively.

All Other Fees

We had no other fees in fiscal 2006 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

All of the services provided by our independent registered public accounting firm in fiscal 2006 and 2005 were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP audited our consolidated financial statements for the fiscal year ended December 31, 2006. The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Although we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the 2007 annual meeting. The representative will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy statement for the 2008 annual meeting must comply with the applicable rules and regulations of the Securities and Exchange Commission and must be received at our principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, no later than December 21, 2007. Pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the next annual meeting may grant management the authority to vote in its discretion on any proposal submitted by a shareholder otherwise than through inclusion in the proxy statement for the meeting, unless we have received notice of the shareholder proposal at our principal executive offices on or before March 5, 2008.

ANNUAL REPORT TO SHAREHOLDERS

We are including with this proxy statement our Annual Report to Shareholders for the year ended December 31, 2006, which includes an audited balance sheet as of that date and the related statements of income, cash flows and shareholders’ equity for fiscal 2006, as well as other financial information relating to Image Sensing Systems, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. Shareholders may request a copy of our Annual Report on Form 10-K for fiscal 2006 and any exhibit thereto, as filed with the Securities and Exchange Commission, by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2007 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

/s/   James Murdakes

James Murdakes

Chairman of the Board and Chief Executive Officer

Dated: April 19, 2007

IMAGE SENSING SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 31, 2007

3:30 p.m. Central Time

Science Museum of Minnesota
120 West Kellogg Boulevard
St. Paul, Minnesota 55102

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

PROXY

IMAGE SENSING SYSTEMS, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 19, 2007, revoking any proxy previously given, hereby appoint(s) James Murdakes and Gregory R. L. Smith as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m. Central Time on Thursday, May 31, 2007 at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota 55102, and at any adjournment or postponement thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

See reverse side for voting instructions.

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2007 fiscal year, and in the discretion of the named proxies on all other matters.	Please mark your votes like this	☒

1.	Election of directors:	FOR all nominees listed below (except as specified below). ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐
01 Kenneth R. Aubrey 02 Michael G. Eleftheriou 03 Richard C. Magnuson	04 Panos G. Michalopoulos 05 James Murdakes 06 Sven A. Wehrwein

(Instructions: To withhold authority to vote for any indicated nominee, strike a line through that nominee’s name in the list to the left)

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.